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                                                                    Exhibit 24.2

                               POWER OF ATTORNEY

We, the undersigned directors and officers of Aetna Inc. (the "Company"), hereby severally constitute and appoint Alan M. Bennett, William J. Casazza and Edward
L. Shaw, Jr., and each of them individually, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names and in the capacities indicated below, the Company's 1999 Form 10-K and any and all amendments thereto to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to the Form 10-K and to any and all amendments thereto.

Dated as of February 25, 2000.


/s/ William H. Donaldson
-------------------------------------
William H. Donaldson
Chairman, Chief Executive Officer,
President and Director
(Principal Executive Officer)